Exhibit 99.1

Ventas Reports 2023 Full Year Results and Provides 2024 Outlook

CHICAGO--(BUSINESS WIRE)--February 14, 2024--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today reported results for the full year and fourth quarter ended December 31, 2023.

CEO Remarks

“Ventas delivered strong growth in the fourth quarter and full year 2023, fueled by property performance. We are pleased to have achieved consecutive years of significant organic growth in our senior housing operating portfolio (“SHOP”), led by our U.S. communities and complemented by compounding contributions from our Outpatient Medical & Research portfolio,” said Debra A. Cafaro, Ventas Chairman and CEO.

“We expect unprecedented demand for senior housing in 2024 and subsequent years because of the rapidly growing senior population and the value our communities provide to residents and their families. We are focused on leveraging our differentiated platform to drive continued organic SHOP performance and investing in senior housing to expand our participation in the compelling multiyear growth opportunity that is underway.

“Accelerating demographic demand is driving advantaged growth from our portfolio. We are optimistic about the future and committed to delivering continued strong performance and value for shareholders while enabling exceptional environments that benefit the large and growing aging population,” Cafaro concluded.

Fourth Quarter and Full Year 2023 Results

	Quarter Ended December 31,
	2023	2022	$ Change	% Change
Attributable Net (Loss) Income	($0.23)	($0.11)	($0.12)	n/a
Nareit FFO*	$0.79	$0.65	$0.14	21.5%
Normalized FFO*	$0.76	$0.73	$0.03	4.1%
	Year Ended December 31,
	2023	2022	$ Change	% Change
Attributable Net (Loss) Income	($0.10)	($0.12)	$0.02	n/a
Nareit FFO*	$3.26	$2.82	$0.44	15.6%
Normalized FFO*	$2.99	$2.99	$0.00	—%

* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

A description of full year 2023 results is as follows:

  2023 Net (Loss) Income Attributable to Common Stockholders per share increased $0.02 compared to 2022. Results in 2022 included a $53 million ($0.13 per share) benefit from HHS grants received and a $9 million ($0.02 per share) benefit of promote revenue in the fourth quarter of 2022 within the Company’s third-party institutional capital management business.
  2023 Nareit Funds From Operations* (“Nareit FFO”) per share increased $0.44 year-over-year, or approximately 16%, driven by valuation-related increases in connection with taking ownership of the Equitized Loan Portfolio and unrealized gains on warrants of Brookdale Senior Living common stock.
  Normalized Funds from Operations* (“Normalized FFO”) per share in 2023 was $2.99, an increase of over 5% compared to the prior year excluding the HHS grants and promote revenue discussed above. Fourth quarter 2023 Normalized FFO also included an estimated ($0.01) per share impact of a cybersecurity incident at Ardent Health Services (“Ardent”) in which the Company holds a 7.5% ownership interest.
  2023 Total Company Net Operating Income* (“NOI”) increased year-over-year by 4.5% and Total Company Same-Store Cash NOI* was 8.1% higher year-over-year. On a Same-Store Cash NOI* basis, SHOP grew 18.3% year-over-year.

2023 Full Year Highlights

  SHOP Occupancy Growth Accelerated: Average occupancy year-over-year growth in the SHOP same-store portfolio accelerated in the fourth quarter due to demand strength, growing 170 basis points. Average occupancy grew 120 basis points in 2023 versus 2022, exceeding guidance for average occupancy growth of approximately 110 basis points. With favorable supply/demand conditions combined with the implementation of the Ventas OITM active asset management playbook, the Company believes it is well positioned to benefit from an unprecedented multiyear growth opportunity in senior housing.
  Attractive Capital Markets Activity: The Company raised over $4 billion of attractively priced capital ahead of rising interest rates, including proactively addressing 2024 debt maturities, strengthening the balance sheet and enhancing liquidity. This demonstrates the advantages of Ventas’s size, scale and access to diverse forms of capital.
  Successful Execution of Equitized Loan Portfolio Transaction: Ventas successfully took ownership of and integrated the collateral for the “Santerre” mezzanine loan. The initial $486 million mezzanine loan investment yielded an 11% unlevered IRR through the date Ventas took ownership of the portfolio, based on third-party appraised values. Ventas continues to implement asset management initiatives designed to maximize NOI and value of the assets.
  TSR Outperformance Compared to Key Benchmarks over Short- and Long-Term: Ventas’s 2023 total shareholder return (“TSR”) exceeding 15% continues the Company’s strong track record of performance.
  1- and 2-year annualized TSR outperformed the Nareit Healthcare REIT Index and MSCI US REIT Index

  For the 3 years ended December 31, 2023 Ventas performed in the upper quartile of the Nareit Healthcare REIT Index

  Annualized TSR of nearly 18% since the beginning of 2000 significantly outperformed the Nareit Healthcare REIT Index, MSCI US REIT Index and S&P 500

  Ventas Sustainability & Governance Highlights: In 2023, Ventas continued its long history of industry-leading corporate sustainability practices that support long-term value creation. Highlights include:
  Significantly advancing toward achievement of the Company’s 2040 Net Zero Operational Carbon goal by creating and rolling out ~800 property-specific decarbonization roadmaps and incorporating decarbonization into its capital planning processes
  Earning the 2023 ENERGY STAR Partner of the Year Sustained Excellence in Energy Management Award, the ENERGY STAR program’s highest honor, in addition to numerous other notable recognitions
  Earning the Gold Award in Nareit’s annual Diversity, Equity & Inclusion awards – the Company’s fourth consecutive year being recognized
  Continuing the Company’s longstanding Board-led shareholder engagement program in the Spring and the Fall, through which our Board invites the Company’s top 50 shareholders, representing >70% of outstanding shares, to engage and share their perspectives

Full Year 2024 Guidance

The Company’s 2024 guidance contains forward-looking statements and is based on a number of assumptions; actual results may differ materially. Ventas expects to report 2024 per share Attributable Net Income to common stockholders, Nareit FFO and Normalized FFO within the following ranges:

	FY 2024 Guidance
	Per Share
	Low		High
Attributable Net Income	$0.00	-	$0.11
Nareit FFO*	$2.94	-	$3.05
Normalized FFO*	$3.07	-	$3.18

* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Full Year 2024 Guidance Commentary

Consistent with 2023, the Company expects significant property NOI growth, led by SHOP in 2024 based on favorable supply/demand fundamentals and the Company’s advantaged platform.

The Company’s full year guidance for 2024 Attributable Net Income per share of $0.06 at the midpoint of the range compares to 2023 Attributable Net Loss of ($0.10).

The Company’s full year guidance for 2024 Normalized FFO per share of $3.13 at the midpoint of the range compares to 2023 Normalized FFO per share of $2.99. The year-over-year increase of $0.14 or approximately 5% per share at the midpoint of the 2024 guidance range assumes: (1) the 2024 benefit of $0.28 per share of property NOI growth primarily from the SHOP business partially offset by (2) the impact of higher interest expense approximating ($0.11) per share, and (3) the approximately ($0.03) per share impact of 2023 capital recycling activities.

The Company’s guidance is based on the assumptions described above as well as other assumptions that are subject to change, many of which are outside the control of the Company. If actual results vary from these and other assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results. Information regarding potential risks that could cause actual results to differ is set forth below and in our filings with the SEC.

Investor Presentation

An Earnings Presentation is posted to the Events & Presentations section of Ventas’s website at ir.ventasreit.com/events-and-presentations. Additional information regarding the Company can be found in its Supplemental posted at ir.ventasreit.com. The information contained on, or that may be accessed through, our website, including the information contained in the aforementioned Earnings Presentation and Supplemental, is not incorporated by reference into, and is not part of, this document.

2023 Results Conference Call

Ventas will hold a conference call to discuss this earnings release on Thursday, February 15, 2024 at 1:00 p.m. Eastern Time (12:00 p.m. Central Time).

The dial-in number for the conference call is (888) 330-3576 (or +1 (646) 960-0672 for international callers), and the participant passcode is 7655497. A live webcast can be accessed from the Investor Relations section of www.ventasreit.com.

A telephonic replay will be available at (800) 770-2030 (or +1 (609) 800-9909 for international callers), passcode 7655497, after the earnings call and will remain available for 30 days. The webcast replay will be posted in the Investor Relations section of www.ventasreit.com.

About Ventas

Ventas Inc. (NYSE: VTR) is a leading S&P 500 real estate investment trust focused on delivering strong, sustainable shareholder returns by enabling exceptional environments that benefit a large and growing aging population. The Company’s growth is fueled by its senior housing communities, which provide valuable services to residents and enable them to thrive in supported environments. Ventas leverages its unmatched operational expertise, data-driven insights from its Ventas Operational InsightsTM platform, extensive relationships and strong financial position to achieve its goal of delivering outsized performance across approximately 1,400 properties. The Ventas portfolio is composed of senior housing communities, outpatient medical buildings, research centers and healthcare facilities in North America and the United Kingdom. The Company benefits from a seasoned team of talented professionals who share a commitment to excellence, integrity and a common purpose of helping people live longer, healthier, happier lives.

Non-GAAP Financial Measures

This press release includes certain financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”), such as Nareit FFO, Normalized FFO, NOI and Same-Store Cash NOI. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.

These non-GAAP financial measures should not be considered as alternatives for, or superior to, financial measures calculated in accordance with GAAP.

Cautionary Statements

Certain of the information contained herein, including intra-quarter operating information, has been provided by our operators and we have not verified this information through an independent investigation or otherwise. We have no reason to believe that this information is inaccurate in any material respect, but we cannot assure you of its accuracy.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “assume,” “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. We urge you to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance, including those made below and in our filings with the Securities and Exchange Commission, such as in the sections titled “Cautionary Statements — Summary Risk Factors,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our completed or anticipated acquisitions and investments of properties, including our ownership of the properties included in our equitized loan portfolio; (b) our exposure and the exposure of our tenants, managers and borrowers to complex healthcare and other regulation, including evolving laws and regulations regarding data privacy and cybersecurity and environmental matters, and the challenges and expense associated with complying with such regulation; (c) the potential for significant general and commercial claims, legal actions, regulatory proceedings or enforcement actions that could subject us or our tenants, managers or borrowers to increased operating costs, uninsured liabilities, fines or significant operational limitations, including the loss or suspension of or moratoriums on accreditations, licenses or certificates of need, suspension of or nonpayment for new admissions, denial of reimbursement, suspension, decertification or exclusion from federal, state or foreign healthcare programs or the closure of facilities or communities; (d) the impact of market and general economic conditions on us, our tenants, managers and borrowers and in areas in which our properties are geographically concentrated, including macroeconomic trends and financial market events, such as bank failures and other events affecting financial institutions, market volatility, increases in inflation, changes in or elevated interest and exchange rates, tightening of lending standards and reduced availability of credit or capital, geopolitical conditions, supply chain pressures, rising labor costs and historically low unemployment, events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets, labor markets and public and private capital markets; (e) our reliance and the reliance of our tenants, managers and borrowers on the financial, credit and capital markets and the risk that those markets may be disrupted or become constrained, including as a result of bank failures or concerns or rumors about such events, tightening of lending standards and reduced availability of credit or capital; (f) the secondary and tertiary effects of the COVID-19 pandemic on our business, financial condition and results of operations and the implementation and impact of regulations related to the CARES Act and other stimulus legislation, including the risk that some or all of the CARES Act or other COVID-19 relief payments we or our tenants, managers or borrowers received could be recouped; (g) our ability, and the ability of our tenants, managers and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate, and the financial condition or business prospect of our tenants, managers and borrowers; (h) the risk of bankruptcy, inability to obtain benefits from governmental programs, insolvency or financial deterioration of our tenants, managers, borrowers and other obligors which may, among other things, have an adverse impact on the ability of such parties to make payments or meet their other obligations to us, which could have an adverse impact on our results of operations and financial condition; (i) the risk that the borrowers under our loans or other investments default or that, to the extent we are able to foreclose or otherwise acquire the collateral securing our loans or other investments, we will be required to incur additional expense or indebtedness in connection therewith, that the assets will underperform expectations or that we may not be able to subsequently dispose of all or part of such assets on favorable terms; (j) our current and future amount of outstanding indebtedness, and our ability to access capital and to incur additional debt which is subject to our compliance with covenants in instruments governing our and our subsidiaries’ existing indebtedness; (k) the recognition of reserves, allowances, credit losses or impairment charges are inherently uncertain, may increase or decrease in the future and may not represent or reflect the ultimate value of, or loss that we ultimately realize with respect to, the relevant assets, which could have an adverse impact on our results of operations and financial condition; (l) the non-renewal of any leases or management agreement or defaults by tenants or managers thereunder and the risk of our inability to replace those tenants or managers on a timely basis or on favorable terms, if at all; (m) our ability to identify and consummate future investments in or dispositions of healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests, including our ability to dispose of such assets on favorable terms as a result of rights of first offer or rights of first refusal in favor of third parties; (n) risks related to development, redevelopment and construction projects, including costs associated with inflation, rising or elevated interest rates, labor conditions and supply chain pressures, and risks related to increased construction and development in markets in which our properties are located, including adverse effect on our future occupancy rates; (o) our ability to attract and retain talented employees; (p) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply with such requirements; (q) the ownership limits contained in our certificate of incorporation with respect to our capital stock in order to preserve our qualification as a REIT, which may delay, defer or prevent a change of control of our company; (r) the risk of changes in healthcare law or regulation or in tax laws, guidance and interpretations, particularly as applied to REITs, that could adversely affect us or our tenants, managers or borrowers; (s) increases in our borrowing costs as a result of becoming more leveraged, including in connection with acquisitions or other investment activity and rising or elevated interest rates; (t) our reliance on third-party managers and tenants to operate or exert substantial control over properties they manage for or rent from us, which limits our control and influence over such operations and results; (u) our exposure to various operational risks, liabilities and claims from our operating assets; (v) our dependency on a limited number of tenants and managers for a significant portion of our revenues and operating income; (w) our exposure to particular risks due to our specific asset classes and operating markets, such as adverse changes affecting our specific asset classes and the real estate industry, the competitiveness or financial viability of hospitals on or near the campuses where our outpatient medical buildings are located, our relationships with universities, the level of expense and uncertainty of our research tenants, and the limitation of our uses of some properties we own that are subject to ground lease, air rights or other restrictive agreements; (x) the risk of damage to our reputation; (y) the availability, adequacy and pricing of insurance coverage provided by our policies and policies maintained by our tenants, managers or other counterparties; (z) the risk of exposure to unknown liabilities from our investments in properties or businesses; (aa) the occurrence of cybersecurity threats and incidents that could disrupt our or our tenants’, managers’ or borrower’s operations, result in the loss of confidential or personal information or damage our business relationships and reputation; (bb) the failure to maintain effective internal controls, which could harm our business, results of operations and financial condition; (cc) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our tenants, managers or borrowers; (dd) disruptions to the management and operations of our business and the uncertainties caused by activist investors; (ee) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change; (ff) the risk of potential dilution resulting from future sales or issuances of our equity securities; and (gg) the other factors set forth in our periodic filings with the Securities and Exchange Commission.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts; dollars in USD; unaudited)

	As of December 31,
	2023	2022
Assets
Real estate investments:
Land and improvements	$2,596,274	$2,437,905
Buildings and improvements	27,201,381	26,020,048
Construction in progress	368,143	310,456
Acquired lease intangibles	1,448,146	1,346,190
Operating lease assets	312,142	310,307
	31,926,086	30,424,906
Accumulated depreciation and amortization	(10,177,136)	(9,264,456)
Net real estate property	21,748,950	21,160,450
Secured loans receivable and investments, net	27,986	537,075
Investments in unconsolidated real estate entities	598,206	579,949
Net real estate investments	22,375,142	22,277,474
Cash and cash equivalents	508,794	122,564
Escrow deposits and restricted cash	54,668	48,181
Goodwill	1,045,176	1,044,415
Assets held for sale	56,489	44,893
Deferred income tax assets, net	1,754	10,490
Other assets	683,410	609,823
Total assets	$24,725,433	$24,157,840
Liabilities and equity
Liabilities:
Senior notes payable and other debt	$13,490,896	$12,296,780
Accrued interest	117,403	110,542
Operating lease liabilities	194,734	190,440
Accounts payable and other liabilities	1,041,616	1,031,689
Liabilities related to assets held for sale	9,243	6,492
Deferred income tax liabilities	24,500	35,570
Total liabilities	14,878,392	13,671,513
Redeemable OP unitholder and noncontrolling interests	302,636	264,650
Commitments and contingencies
Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—
Common stock, $0.25 par value; 600,000 shares authorized, 402,380 and 399,707 shares issued at December 31, 2023 and 2022, respectively	100,648	99,912
Capital in excess of par value	15,650,734	15,539,777
Accumulated other comprehensive loss	(35,757)	(36,800)
Retained earnings (deficit)	(6,213,803)	(5,449,385)
Treasury stock, 279 and 10 shares issued at December 31, 2023 and 2022, respectively	(13,764)	(536)
Total Ventas stockholders’ equity	9,488,058	10,152,968
Noncontrolling interests	56,347	68,709
Total equity	9,544,405	10,221,677
Total liabilities and equity	$24,725,433	$24,157,840

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; dollars in USD; unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenues
Rental income:
Triple-net leased	$155,302	$147,081	$619,208	$598,154
Outpatient medical and research portfolio	222,056	200,511	867,193	801,159
	377,358	347,592	1,486,401	1,399,313
Resident fees and services	775,195	674,126	2,959,219	2,651,886
Third party capital management revenues	4,353	13,374	17,841	26,199
Income from loans and investments	1,601	14,889	22,952	48,160
Interest and other income	5,885	1,444	11,414	3,635
Total revenues	1,164,392	1,051,425	4,497,827	4,129,193
Expenses
Interest	154,853	123,399	574,112	467,557
Depreciation and amortization	435,276	324,178	1,392,461	1,197,798
Property-level operating expenses:
Senior housing	589,765	521,472	2,247,812	2,004,420
Outpatient medical and research portfolio	74,777	64,394	292,776	257,003
Triple-net leased	3,377	3,952	14,557	15,301
	667,919	589,818	2,555,145	2,276,724
Third party capital management expenses	1,487	1,721	6,101	6,194
General, administrative and professional fees	36,382	33,540	148,876	144,874
Loss (gain) on extinguishment of debt, net	85	—	(6,104)	581
Transaction, transition and restructuring costs	3,635	13,507	15,215	30,884
Allowance on loans receivable and investments	(75)	19,936	(20,270)	19,757
Gain on foreclosure of real estate	—	—	(29,127)	—
Shareholder relations matters	—	218	—	20,693
Other (income) expense	(22,236)	28,180	(23,001)	58,268
Total expenses	1,277,326	1,134,497	4,613,408	4,223,330
Loss before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	(112,934)	(83,072)	(115,581)	(94,137)
(Loss) income from unconsolidated entities	(6,886)	31,846	13,626	28,500
Gain on real estate dispositions	39,802	5,223	62,119	7,780
Income tax (expense) benefit	(4,698)	2,619	9,539	16,926
Loss from continuing operations	(84,716)	(43,384)	(30,297)	(40,931)
Net loss	(84,716)	(43,384)	(30,297)	(40,931)
Net income attributable to noncontrolling interests	6,103	1,635	10,676	6,516
Net loss attributable to common stockholders	$(90,819)	$(45,019)	$(40,973)	$(47,447)
Earnings per common share
Basic:
Loss from continuing operations	$(0.21)	$(0.11)	$(0.08)	$(0.10)
Net loss attributable to common stockholders	(0.23)	(0.11)	(0.10)	(0.12)
Diluted:[1]
Loss from continuing operations	$(0.21)	$(0.11)	$(0.08)	$(0.10)
Net loss attributable to common stockholders	(0.23)	(0.11)	(0.10)	(0.12)
Weighted average shares used in computing earnings per common share
Basic	402,995	399,655	401,809	399,549
Diluted	406,977	403,570	405,670	403,454
[1]	Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations Attributable to Common Stockholders (FFO)
(In thousands, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)
			Q4 YoY
	2023	2022	Change
	Q4	Q4	’23-’22	2023	2022
Net loss attributable to common stockholders	$(90,819)	$(45,019)	n/a	$(40,973)	$(47,447)
Net loss attributable to common stockholders per share	$(0.23)	$(0.11)	n/a	$(0.10)	$(0.12)
Adjustments:
Depreciation and amortization on real estate assets	434,673	323,539		1,390,025	1,194,751
Depreciation on real estate assets related to noncontrolling interests	(3,892)	(4,352)		(16,657)	(17,451)
Depreciation on real estate assets related to unconsolidated entities	13,044	7,074		44,953	30,940
Gain on real estate dispositions	(39,802)	(5,223)		(62,119)	(7,780)
Gain (loss) on real estate dispositions related to noncontrolling interests	6,688	(6)		6,685	32
Gain on real estate dispositions and other related to unconsolidated entities	—	(11,857)		(180)	(14,546)
Subtotal: Nareit FFO adjustments	410,711	309,175		1,362,707	1,185,946
Subtotal: Nareit FFO adjustments per share	$1.01	$0.77		$3.36	$2.94
Nareit FFO attributable to common stockholders	$319,892	$264,156	21%	$1,321,734	$1,138,499
Nareit FFO attributable to common stockholders per share	$0.79	$0.65	22%	$3.26	$2.82

Adjustments:
Change in fair value of financial instruments	(24,392)	14,192		(32,076)	23,615
Non-cash income tax expense (benefit)	3,961	(4,388)		(15,269)	(21,349)
Loss (gain) on extinguishment of debt	85	—		(6,104)	581
Transaction, transition and restructuring costs	3,635	13,506		15,215	30,884
Amortization of other intangibles	97	96		385	385
Non-cash impact of changes to equity plan	(2,465)	(2,565)		161	(312)
Materially disruptive events, net	(1,900)	11,106		(5,339)	12,451
Allowance on loan investments	(75)	19,936		(20,270)	19,757
Gain on foreclosure of real estate	—	—		(29,127)	—
Shareholder relations matters	—	218		—	20,693
Other normalizing items [1]	8,257	—		8,257	—
Normalizing items related to noncontrolling interests and unconsolidated entities, net	1,018	(20,729)		(25,683)	(18,233)
Subtotal: Normalized FFO adjustments	(11,779)	31,372		(109,850)	68,472
Subtotal: Normalized FFO adjustments per share	$(0.03)	$0.08		$(0.27)	$0.17
Normalized FFO attributable to common stockholders	$308,113	$295,528	4%	$1,211,884	$1,206,971
Normalized FFO attributable to common stockholders per share	$0.76	$0.73	4%	$2.99	$2.99
Weighted average diluted shares	406,977	403,570		405,670	403,454
(1)

Includes adjustments for other unusual items, including: (i) approximately $5.5 million payment obligation arising in connection with sale of real estate, and (ii) approximately $2.7 million related to certain legal matters, primarily related to class action litigation in our SHOP segment.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers Nareit FFO and Normalized FFO to be appropriate supplemental measures of operating performance of an equity REIT. The Company believes that the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers Nareit FFO to be a useful measure for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses on depreciable real estate and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), Nareit FFO can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies. The Company believes that Normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies across periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of Nareit FFO and Normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

Nareit Funds from Operations Attributable to Common Stockholders (“Nareit FFO”)

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain (or loss) on re-measurement of equity method investments and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests. Adjustments for unconsolidated entities and noncontrolling interests will be calculated to reflect FFO on the same basis.

Normalized FFO

The Company defines Normalized FFO as Nareit FFO excluding the following income and expense items, without duplication: (a) transaction, transition and restructuring costs, including transaction, integration and restructuring-related costs and expenses, and amortization of intangibles, in each case net of noncontrolling interests’ share of these items and including Ventas’ share of these items from unconsolidated entities; (b) the impact of expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan, derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement and non-cash charges related to leases; (d) the financial impact of contingent consideration; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other items related to unconsolidated entities and noncontrolling interests; (g) net expenses or recoveries related to materially disruptive events; and (h) other items set forth in the Normalized FFO reconciliation included herein.

Nareit FFO and Normalized FFO presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. Nareit FFO and Normalized FFO should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, Nareit FFO and Normalized FFO should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Full Year 2024 Guidance[1]
Net Income and FFO Attributable to Common Stockholders
(In millions, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	FY 2024		FY 2024 - Per Share
	Low	High	Low	High

Net income attributable to common stockholders	$0	$47	$0.00	$0.11

Depreciation and amortization adjustments	1,209	1,209	2.94	2.94

Nareit FFO attributable to common stockholders	$1,209	$1,256	$2.94	$3.05

Other adjustments[2]	53	53	0.13	0.13

Normalized FFO attributable to common stockholders	$1,262	$1,309	$3.07	$3.18
% Year-over-year growth			3%	6%

Weighted average diluted shares (in millions)	411	411
[1]	Per share amounts may not add to total per share amounts due to changes in the Company's weighted average diluted share count, if any. Same-store Cash NOI is at constant currency.
[2]	Other adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO)”.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Fourth Quarter 2023 Same-Store Cash NOI by Segment
(Dollars in thousands USD, unless otherwise noted; totals may not sum due to rounding; unaudited)

	For the Three Months Ended December 31, 2023
	SHOP	Outpatient Medical & Research Portfolio	Triple-Net Leased Properties	Non-Segment	Total
Net loss attributable to common stockholders					$(90,819)
Adjustments:
Interest and other income					(5,885)
Interest expense					154,853
Depreciation and amortization					435,276
General, administrative and professional fees					36,382
Loss on extinguishment of debt, net					85
Transaction, transition and restructuring costs					3,635
Allowance on loans receivable and investments					(75)
Other income					(22,236)
Loss from unconsolidated entities					6,886
Gain on real estate dispositions					(39,802)
Income tax expense					4,698
Net income attributable to noncontrolling interests					6,103
NOI	$185,430	$147,945	$151,925	$3,801	$489,101
Adjustments:
Straight-lining of rental income	—	(2,989)	(182)	—	(3,171)
Non-cash rental income	—	(2,144)	(12,916)	—	(15,060)
NOI not included in cash NOI[1]	877	(3,434)	(391)	—	(2,948)
Non-segment NOI	—	—	—	(3,801)	(3,801)
Cash NOI	$186,307	$139,378	$138,436	$—	$464,121
Adjustments:
Cash NOI not included in same-store	(22,827)	(13,826)	(10,787)	—	(47,440)
Same-store Cash NOI	$163,480	$125,552	$127,649	$—	$416,681
Percentage increase	15.0%	2.4%	1.4%		6.6%

	For the Three Months Ended December 31, 2022
	SHOP	Outpatient Medical & Research Portfolio	Triple-Net Leased Properties	Non-Segment	Total
Net loss attributable to common stockholders					$(45,019)
Adjustments:
Interest and other income					(1,444)
Interest expense					123,399
Depreciation and amortization					324,178
General, administrative and professional fees					33,540
Transaction, transition and restructuring costs					13,507
Allowance on loans receivable and investments					19,936
Shareholder relations matters					218
Other expense					28,180
Income from unconsolidated entities					(31,846)
Gain on real estate dispositions					(5,223)
Income tax benefit					(2,619)
Net income attributable to noncontrolling interests					1,635
NOI	$152,654	$136,731	$143,129	$25,928	$458,442
Adjustments:
Straight-lining of rental income	—	(2,040)	1,076	—	(964)
Non-cash rental income	—	(2,537)	(12,550)	—	(15,087)
NOI not included in cash NOI[1]	2,273	(6,133)	(6,082)	—	(9,942)
Non-segment NOI	—	—	—	(25,928)	(25,928)
NOI impact from change in FX	(100)	—	354	—	254
Cash NOI	$154,827	$126,021	$125,927	$—	$406,775
Adjustments:
Cash NOI not included in same-store	(12,655)	(3,359)	—	—	(16,014)
NOI impact from change in FX not in same-store	2	—	—	—	2
Same-store Cash NOI	$142,174	$122,662	$125,927	$—	$390,763
[1]	Excludes sold assets, assets held for sale, development properties not yet operational, land parcels, and third-party capital management revenues.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Full Year 2023 Same-Store Cash NOI by Segment
(Dollars in thousands USD, unless otherwise noted; totals may not sum due to rounding; unaudited)

	For the Year Ended December 31, 2023
	SHOP	Outpatient Medical & Research Portfolio	Triple-Net Leased Properties	Non-Segment	Total
Net loss attributable to common stockholders					$(40,973)
Adjustments:
Interest and other income					(11,414)
Interest expense					574,112
Depreciation and amortization					1,392,461
General, administrative and professional fees					148,876
Gain on extinguishment of debt, net					(6,104)
Transaction, transition and restructuring costs					15,215
Allowance on loans receivable and investments					(20,270)
Gain on foreclosure of real estate					(29,127)
Other income					(23,001)
Income from unconsolidated entities					(13,626)
Gain on real estate dispositions					(62,119)
Income tax benefit					(9,539)
Net income attributable to noncontrolling interests					10,676
NOI	$711,407	$576,932	$604,651	$32,177	$1,925,167
Adjustments:
Straight-lining of rental income	—	(9,642)	2,046	—	(7,596)
Non-cash rental income	—	(9,379)	(50,221)	—	(59,600)
NOI not included in cash NOI[1]	5,470	(21,277)	(12,184)	—	(27,991)
Non-segment NOI	—	—	—	(32,177)	(32,177)
Cash NOI	$716,877	$536,634	$544,292	$—	$1,797,803
Adjustments:
Cash NOI not included in same-store	(90,731)	(53,129)	(29,040)	—	(172,900)
Same-store Cash NOI	$626,146	$483,505	$515,252	$—	$1,624,903
Percentage increase	18.3%	2.7%	2.5%		8.1%

	For the Year Ended December 31, 2022
	SHOP	Outpatient Medical & Research Portfolio	Triple-Net Leased Properties	Non-Segment	Total
Net loss attributable to common stockholders					$(47,447)
Adjustments:
Interest and other income					(3,635)
Interest expense					467,557
Depreciation and amortization					1,197,798
General, administrative and professional fees					144,874
Loss on extinguishment of debt, net					581
Transaction, transition and restructuring costs					30,884
Allowance on loans receivable and investments					19,757
Shareholder relations matters					20,693
Other expense					58,268
Income from unconsolidated entities					(28,500)
Gain on real estate dispositions					(7,780)
Income tax benefit					(16,926)
Net income attributable to noncontrolling interests					6,516
NOI	$647,466	$546,604	$582,853	$65,717	$1,842,640
Adjustments:
Straight-lining of rental income	—	(9,499)	(1,595)	—	(11,094)
Non-cash rental income	—	(14,359)	(49,229)	—	(63,588)
NOI not included in cash NOI[1]	6,724	(24,963)	(29,668)	—	(47,907)
Non-segment NOI	—	—	—	(65,717)	(65,717)
NOI impact from change in FX	(6,463)	—	140	—	(6,323)
HHS grants received	(53,070)	—	—	—	(53,070)
Cash NOI	$594,657	$497,783	$502,501	$—	$1,594,941
Adjustments:
Cash NOI not included in same-store	(65,692)	(26,988)	—	—	(92,680)
NOI impact from change in FX not in same-store	508	—	—	—	508
Same-store Cash NOI	$529,473	$470,795	$502,501	$—	$1,502,769
[1]	Excludes sold assets, assets held for sale, development properties not yet operational, land parcels, and third-party capital management revenues.

The Company considers NOI and Cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis.

NOI

The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and third party capital management expenses.

Cash NOI

The Company defines Cash NOI as NOI for its reportable business segments (i.e., SHOP, outpatient medical and research portfolio and triple-net leased properties), determined on a Constant Currency basis, excluding the impact of, without duplication (i) non-cash items such as straight-line rent and the amortization of lease intangibles, (ii) sold assets, assets held for sale, development properties not yet operational and land parcels and (iii) other items set forth in the Cash NOI reconciliation included herein. In certain cases, results may be adjusted to reflect the receipt of cash payments, fees, and other consideration that is not fully recognized as NOI in the period.

Same-store

The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods and that are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company’s judgment such inclusion provides a more meaningful presentation of its segment performance. Newly acquired development properties and recently developed or redeveloped properties in the Company’s SHOP reportable business segment will be included in same-store once they are stabilized for the full period in both periods presented. These properties are considered stabilized upon the earlier of (a) the achievement of 80% sustained occupancy or (b) 24 months from the date of acquisition or substantial completion of work. Recently developed or redeveloped properties in our outpatient medical and research portfolio and triple-net leased properties reportable business segments will be included in same-store once substantial completion of work has occurred for the full period in both periods presented. Our senior housing operating portfolio and triple-net leased properties that have undergone operator or business model transitions will be included in same-store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from same-store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by materially disruptive events such as flood or fire; (iii) for SHOP, those properties that are currently undergoing a materially disruptive redevelopment; (iv) for our outpatient medical and research portfolio and triple-net leased properties reportable business segments, those properties for which management has an intention to institute, or has instituted, a redevelopment plan because the properties may require major property-level expenditures to maximize value, increase NOI, or maintain a market-competitive position and/or achieve property stabilization, most commonly as the result of an expected or actual material change in occupancy or NOI; or (v) for SHOP and triple-net leased properties reportable business segments, those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

Constant Currency

To eliminate the impact of exchange rate movements, all portfolio performance-based disclosures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

Contacts

BJ Grant
(877) 4-VENTAS